EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report, dated January 28, 2005, accompanying the consolidated financial statements included or incorporated by reference in the Form 10-KSB of Electro-Sensors, Inc. for the year ended December 31, 2004. We hereby consent to the incorporation by reference of the above-mentioned report in the Prospectus constituting part of the registration statements on Forms S-8 of Electro-Sensors, Inc. (File No. 333-40037), (File No. 333-08603), and (File No. 333-48955).

/s/ Virchow, Krause, & Company, LLP
Certified Public Accountants Minneapolis, Minnesota

March 25, 2005